Exhibit 99.1

FOR IMMEDIATE RELEASE:

TRUEBLUE REPORTS 2010 SECOND QUARTER RESULTS

TACOMA, WA. – July 21, 2010—TrueBlue, Inc. (NYSE:TBI) today reported net income of $7.9 million or $0.18 per diluted share for the second quarter of 2010, compared to net income of $ 3.7 million or $0.09 per diluted share for the second quarter of 2009. Revenue for the quarter was $285 million, a 15 percent increase compared to revenue of $247 million for the second quarter of 2009.

Included in net income for the second quarter of 2010 was $1.3 million or $0.03 per diluted share of income tax benefit related to the favorable development of a prior period tax matter.

“We experienced strong revenue growth throughout the quarter,” said TrueBlue CEO Steve Cooper. “Our revenue growth combined with our continued ability to successfully manage costs resulted in substantial profit growth.”

Cooper continued, “We are seeing customers increase their use of temporary labor to improve the flexibility of their workforce. With our highly-trained sales force and strong service offering, we believe TrueBlue is well positioned to meet this growing need.”

TrueBlue closed a net of eight branches in the second quarter, resulting in 739 branches in operation at the end of the quarter.

For the third quarter of 2010, TrueBlue estimates revenue in the range of $295 million to $305 million and net income per diluted share for the quarter of $0.15 to $0.20.

Management will discuss second quarter 2010 results on a conference call at 2 p.m. (PT), today, Wednesday, July 21, 2010. The conference call can be accessed on TrueBlue’s web site: www.TrueBlueInc.com.

About TrueBlue

TrueBlue, Inc. is a leading provider of blue-collar staffing. In 2009, TrueBlue connected approximately 300,000 people to work through the following brands: Labor Ready, Spartan Staffing, CLP Resources, PlaneTechs, and Centerline, and served approximately 175,000 businesses in the services, retail, wholesale, manufacturing, transportation, and construction industries. TrueBlue, Inc. is headquartered in Tacoma, Wash. For more information, visit TrueBlue’s website at www.TrueBlueInc.com.

Forward-looking Statements

This news release contains forward-looking statements, such as statements about the ranges of revenues, gross margins and net income/(loss) anticipated for future periods, improvements in safety and workers’ compensation claims and costs, strategies for increasing revenue and net income, and other factors that may affect TrueBlue’s financial results and operations in the future. TrueBlue’s actual results are, however, subject to a number of risks, including without limitation the following: 1) national and global economic conditions, including the impact of changes in national and global credit markets and other changes on TrueBlue customers; 2) TrueBlue’s ability to continue to attract and retain customers and maintain profit margins in the face of new and existing competition; 3) new laws and regulations that could have a materially adverse effect on TrueBlue’s operations and financial results; 4) significant labor disturbances which could disrupt industries TrueBlue serves; 5) increased costs and collateral requirements in connection with TrueBlue’s insurance obligations, including workers’ compensation insurance; 6) the adequacy of TrueBlue’s financial reserves; 7) TrueBlue’s continuing ability to comply with financial covenants in its lines of credit and other financing agreements; 8) TrueBlue’s ability to attract and retain competent employees in key positions or to find temporary employees to fulfill the needs of our customers; 9) TrueBlue’s ability to successfully complete and integrate acquisitions that it may make from time to time; 10) TrueBlue’s ability to timely execute strategies for acquired companies; and 11) other risks described in TrueBlue’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q filings.

Contacts

Derrek Gafford, EVP & CFO

253-680-8214

Stacey Burke, VP of Corporate Communications

253-680-8291

TRUEBLUE, INC.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS

In Thousands, except per share data

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2010	June 26, 2009	June 25, 2010	June 26, 2009
Revenue from services	$284,804	$247,011	$524,655	$471,425
Cost of services	208,974	174,181	387,700	335,924

Gross profit	75,830	72,830	136,955	135,501
Selling, general and administrative expenses	61,269	63,383	122,484	131,694
Depreciation and amortization	3,919	4,280	8,014	8,425

Income (loss) from operations	10,642	5,167	6,457	(4,618)
Interest and other income, net	190	712	518	1,913

Income (loss) before tax benefit	10,832	5,879	6,975	(2,705)
Income tax expense (benefit)	2,911	2,149	1,314	(1,132)

Net income (loss)	$7,921	$3,730	$5,661	$(1,573)

Net income (loss) per common share:
Basic	$0.18	$0.09	$0.13	$(0.04)
Diluted	$0.18	$0.09	$0.13	$(0.04)

Weighted average shares outstanding:
Basic	43,223	42,836	43,160	42,759
Diluted	43,502	42,921	43,439	42,759

TRUEBLUE, INC.

SUMMARY CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	June 25, 2010	December 25, 2009
Assets
Current assets:
Cash and cash equivalents	$140,927	$124,377
Accounts receivable, net	115,822	105,246
Other current assets	17,194	18,440

Total current assets	273,943	248,063
Property and equipment, net	55,965	60,353
Restricted cash	114,464	124,012
Other assets, net	85,087	85,701

Total assets	$529,459	$518,129

Liabilities and shareholders’ equity
Current liabilities	$87,007	$84,835
Long-term liabilities	148,261	147,862

Total liabilities	235,268	232,697
Shareholders’ equity	294,191	285,432

Total liabilities and shareholders’ equity	$529,459	$518,129

TRUEBLUE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Twenty-Six Weeks Ended
	June 25, 2010	June 26, 2009
Cash flows from operating activities:
Net income (loss)	$5,661	$(1,573)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,014	8,425
Provision for doubtful accounts	4,328	6,444
Stock-based compensation	3,915	4,024
Deferred income taxes	2,782	3,561
Other operating activities	63	1,181
Changes in operating assets and liabilities:
Accounts receivable	(14,904)	(9,490)
Income taxes	(2,450)	7,610
Other assets	312	(1,143)
Accounts payable and other accrued expenses	(406)	(4,793)
Accrued wages and benefits	5,514	(985)
Workers’ compensation claims reserve	(2,511)	(5,406)
Other liabilities	167	(134)

Net cash provided by operating activities	10,485	7,721

Cash flows from investing activities:
Capital expenditures	(2,457)	(7,329)
Change in restricted cash	9,548	(3,026)
Other	29	(71)

Net cash provided by (used in) investing activities	7,120	(10,426)

Cash flows from financing activities:
Net proceeds from sale of stock through options and employee benefit plans	536	529
Common stock repurchases for taxes upon vesting of restricted stock	(1,360)	(749)
Payments on debt	(186)	(207)
Other	61	(960)

Net cash used in financing activities	(949)	(1,387)

Effect of exchange rates on cash	(106)	(68)

Net change in cash and cash equivalents	16,550	(4,160)

CASH AND CASH EQUIVALENTS, beginning of period	124,377	108,102

CASH AND CASH EQUIVALENTS, end of period	$140,927	$103,942

TRUEBLUE, INC.

Analysis of Revenue Growth / (Decline)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2010	June 26, 2009	June 25, 2010	June 26, 2009
Major Revenue Trends
Organic revenue growth / (decline)	15.3%	(34.2%)	11.3%	(32.9%)
Acquisitions within last 12 months	0.0%	0.8%	0.0%	0.8%

Total revenue growth / (decline)	15.3%	(33.4%)	11.3%	(32.1%)

Organic Revenue Trends*
Same branch	17.1%	(27.4%)	14.5%	(29.6%)
Same branch excluding largest customer**	23.1%	(34.3%)	13.3%	(33.1%)
New branches	1.2%	0.2%	1.1%	0.2%
Closed branches	(3.0%)	(8.2%)	(4.2%)	(6.7%)
Currency	0.5%	(0.4%)	0.5%	(0.6%)

*	Percentages for organic revenue components do not sum to total organic revenue growth / (decline) as same branch growth is determined off a revenue base of branches open for 12 or more months, whereas other organic revenue growth components are measured off a total revenue base.

**	Excludes revenue from The Boeing Company and affiliates.

TRUEBLUE, INC.

Schedule of Year-Over-Year Same Branch Revenue Growth

(Unaudited)

January 2010	5.2%
February 2010	12.7%
March 2010	15.4%
Q-1 2010	11.5%
April 2010	18.3%
May 2010	22.9%
June 2010	11.9%
Q-2 2010	17.1%